Exhibit 11

                               POWER OF ATTORNEY

     Know all men by these presents, that the undersigned hereby constitutes and appoints Murray A. Indick, his true and lawful attorney-in-fact, to: (1) execute on behalf of the undersigned all forms and other documents to be filed with the Securities and Exchange Commission ("SEC"), any stock exchange, and any other similar authority, including but not limited to Forms 3, 4, 5, 13D, 13G and 144; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such form or document and timely file such forms and documents with the SEC, any stock exchange and any other similar authority; and (3) take any action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that such attorney-in-fact is serving in such capacity at the request of the undersigned and is not assuming any of the undersigned's responsibilities to comply with applicable requirements of law.

     This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     In Witness Whereof, the undersigned has caused this Power of Attorney to be executed on this 26th day of August, 1997.

                                              /s/ Richard C. Blum
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                                                Richard C. Blum